Exhibit 99.1

AMENDMENT TO VILLA VALENCIA MANAGEMENT AGREEMENT

THIS AMENDMENT TO VILLA VALENCIA MANAGEMENT AGREEMENT (this “Amendment”) is made June 29, 2016 by and between FVE Managers, Inc., a Maryland corporation (“Manager”), and SNH SE Tenant TRS, Inc. (“TRS”).

PRELIMINARY STATEMENTS

Manager and TRS are parties to that certain Management Agreement dated as of November 1, 2012 (the “Management Agreement”) with respect to the senior living facility located at 24552 Paseo de Valencia, Laguna Hills, California.

Manager and TRS are parties to that certain Transaction Agreement dated as of June 29, 2016 (the “Transaction Agreement”), which, among other things, provides that Manager and TRS will enter into this Amendment.

NOW, THEREFORE, it is agreed:

1.                                      Section 1.41 of the Management Agreement is deleted in its entirety and replaced with the following:

“SNH TRS Priority Return” means an amount equal to (a) Three Million Six Hundred Ten Thousand and 00/100 Dollars ($3,610,000.00) per year, plus (b) seven percent (7%) of the capital expenditures funded by SNH TRS for the Facility since December 31, 2015.

2.                                      As amended hereby, the Management Agreement is hereby ratified and confirmed.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

FVE MANAGERS, INC.

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

SNH SE TENANT TRS, INC.

By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
President